UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Reed Road, Suite 160, Houston, Texas 77051

(Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Stockholders of Plus Therapeutics, Inc. (the “Company”) was held on August 7, 2025 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on five proposals, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 21, 2025 (the “Proxy Statement”).

The Company had 60,490,101 shares of common stock issued and outstanding at the close of business on June 18, 2025, the record date for eligibility to vote at the Annual Meeting. The holders of 29,973,272 shares of the Company’s issued and outstanding common stock were represented in person virtually or represented by valid proxy at the Annual Meeting, constituting a quorum.

The vote results detailed below represent final results as certified by the inspector of elections.

Proposal No. 1 - Election of Directors.

The Company’s stockholders elected the following persons, who were listed in the Proxy Statement, to the Board of Directors of the Company (the “Board”) to hold office for a term expiring at the Company’s Annual Meeting of Stockholders in 2026 and until each such person’s successors is duly elected and qualified, or until his or her earlier death, resignation or removal:

	Votes For	Votes Withheld	Broker Non-Votes
Howard Clowes	18,904,550	774,122	10,294,600
An van Es-Johansson, M.D.	18,743,348	935,324	10,294,600
Richard J. Hawkins	18,920,875	757,797	10,294,600
Marc H. Hedrick, M.D.	18,764,355	914,317	10,294,600
Robert Lenk, Ph.D.	18,934,411	774,261	10,294,600
Kyle Guse, Esq., MBA, CPA	18,698,728	979,944	10,294,600

Proposal No. 2 - Issuance Proposal.

The Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the potential issuance and sale of (i) up to Fifty Million Dollars ($50,000,000) of shares of our common stock and (ii) up to One Million Dollars ($1,000,000) of shares of our common stock as a commitment fee, in each case issuable to Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to the Company’s purchase agreement with Lincoln Park, dated as of June 17, 2025. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,469,325	1,114,462	94,885	10,294,600

Proposal No. 3 - Reverse Stock Split Proposal.

The Company’s stockholders granted discretionary authority to the Board to (i) amend our Certificate of Incorporation, as amended, to combine outstanding shares of our common stock, into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-two hundred fifty (1-for-250), with the exact ratio to be determined by the Board in its sole discretion; and (ii) effect the reverse stock split, if at all, within twelve (12) months of the date the proposal is approved by stockholders. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,678,339	4,151,673	143,260	0

Proposal No. 4 - Advisory Vote on the Compensation of Our Named Executive Officers.

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,714,842	858,028	2,105,802	10,294,600

Proposal No. 5 - Amendment and Restatement of the Company’s 2020 Stock Incentive Plan.

The Company’s stockholders approved the fifth amendment and restatement of the Company’s 2020 Stock Incentive Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,886,510	761,060	2,031,102	10,294,600

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2025

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D. President and Chief Executive Officer